UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):      December 17, 2010

Southern Connecticut Bancorp, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Connecticut	000-49784	06-1609692
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

215 Church Street
New Haven, Connecticut		06510
(Address of Principal Executive Offices)		(Zip Code)
(203) 782-1100
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

    Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (ee General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02.Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 17, 2010, Southern Connecticut Bancorp, Inc. and its subsidiary, The Bank of Southern Connecticut (the “Company”), entered into an employment agreement with Stephen V. Ciancarelli (the “Executive”) effective January 1, 2011 (the “Agreement”).  The following description of the Agreement is a summary of its material terms and does not purport to be complete, and is qualified in its entirety by reference to the Agreement which is filed as Exhibit 10.1 to this Current Report on Form 8-K.

Under the Agreement, Mr. Ciancarelli will serve as the Senior Vice President and Chief Financial Officer of the Company through December 31, 2012, unless the Company terminates the Agreement earlier under the terms of the Agreement.  Mr. Ciancarelli will receive an annual base salary of $165,000 from January 1, 2011 to December 31, 2012.  Mr. Ciancarelli will be eligible for salary increases and other merit bonuses at the discretion of the Company’s Board of Directors.

Mr. Ciancarelli will be provided with health and life insurance, will be reimbursed for certain business expenses, and will be eligible to participate in the profit sharing or 401(k) plan of the Company (or its subsidiaries).

If  Mr. Ciancarelli’s employment is terminated as a result of a “Business Combination” (as such term is defined in the Agreement), Mr. Ciancarelli will, subject to certain conditions, be entitled to receive a lump sum payment in an amount equal to two times the total of the Executive’s then current base annual salary plus the amount of any bonus for the prior calendar year in the event that (i) the Executive is not offered a position with the remaining entity at the Executive’s then current base annual salary (subject to the remaining entity having a reasonable opportunity to remedy the situation), (ii) the Executive determines in his sole discretion that the position offered by the remaining entity is inconsistent with his current position (subject to the remaining entity having a reasonable opportunity to remedy the situation), (iii) the Executive’s office is relocated more than 25 miles from its location as of the date of the Agreement or (iv) the Executive is terminated (other than for certain specified events that constitute cause or as the result of his death or disability) or his office is relocated, within two years following a “Business Combination”.   In either such event, Mr. Ciancarelli will also be entitled to (a) an acceleration of vesting of all stock options and restricted stock previously granted to the Executive and (b) a continuation of benefits under the Agreement for the balance of the unexpired term of his employment, which will be paid at his option as a lump sum payment or ratably over the balance of the unexpired term.

ITEM 9.01.                      Financial Statements and Exhibits.

(d)	Exhibits.

10.1	Employment Agreement, effective as of January 1, 2011, by and between Southern Connecticut Bancorp, Inc. and its subsidiary, The Bank of Southern Connecticut, and Stephen V. Ciancarelli

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 21, 2010	SOUTHERN CONNECTICUT BANCORP, INC. By: /s/ John H. Howland John H. Howland President and Chief Operating Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Employment Agreement, effective as of January 1, 2011, by and between Southern Connecticut Bancorp, Inc. and its subsidiary, The Bank of Southern Connecticut, and Stephen V. Ciancarelli